Exhibit 1.1

LIME ENERGY CO.

5,000,000 Shares of Common Stock(1)

UNDERWRITING AGREEMENT

, 2009

Wedbush Securities Inc.

As Representative of the Several

Underwriters Named in Schedule A

c/o Wedbush Securities Inc.

One Bush Street, Suite 1700

San Francisco, CA 94104

Ladies and Gentlemen:

SECTION 1.                              Introductory.  Lime Energy Co. (the “Company”), a Delaware corporation, has an authorized capital stock consisting of 5,000,000 shares, $0.01 par value, of Preferred Stock, of which no shares will be outstanding as of the First Closing Date hereinafter defined, and 50,000,000 shares, $0.0001 par value, of Common Stock (“Common Stock”), of which                      shares will be outstanding as of the First Closing Date hereinafter defined (taking into account the conversion of the Company’s Convertible Subordinated Notes due May 31, 2010 prior to the purchase of the Firm Shares).  The Company proposes to issue and sell 5,000,000 shares of its authorized but unissued Common Stock (“Firm Shares”) to the several underwriters named in Schedule A as it may be amended by the Pricing Agreement hereinafter defined (“Underwriters”), who are acting severally and not jointly.  In addition, the Company proposes to grant to the Underwriters an option to purchase up to 750,000 additional shares of Common Stock (“Option Shares”) as provided in Section 4 hereof.  The Firm Shares and, to the extent such option is exercised, the Option Shares, are hereinafter collectively referred to as the “Shares.”

You have advised the Company that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as you deem advisable after the registration statement hereinafter referred to becomes effective, if it has not yet become effective, and the Pricing Agreement hereinafter defined has been executed and delivered.

Prior to the purchase and public offering of the Shares by the several Underwriters, the Company and the Representative, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the “Pricing Agreement”).  The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representative and shall specify such applicable information as is indicated in Exhibit A hereto.  The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement.  From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

The Company hereby confirms its agreement with the Underwriters as follows:

(1) Plus an option to acquire up to 750,000 additional shares to cover overallotments.

SECTION 2.                              Representations and Warranties of the Company.  The Company represents and warrants to the several Underwriters that:

(a)                                  A registration statement on Form S-1 (File No. 333-161296) and a related preliminary prospectus with respect to the Shares have been prepared and filed with the Securities and Exchange Commission (“Commission”) by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the Rules and regulations of the Commission thereunder (collectively, the “1933 Act;” unless otherwise indicated all references herein to specific Rules are Rules promulgated under the 1933 Act); and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof and will file such additional amendments thereto and such amended prospectuses as may hereafter be required.  The Company will prepare and file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the preliminary prospectus in reliance upon Rule 430A.  There have been or will promptly be delivered to you three signed copies of such registration statement and amendments, three copies of each exhibit filed therewith, and conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus or prospectuses and final forms of prospectus for each of the Underwriters.

Such registration statement (as amended, if applicable) at the time it becomes effective and the prospectus constituting a part thereof (including the information, if any, deemed to be part thereof pursuant to Rule 430A(b)), as from time to time amended or supplemented, are hereinafter referred to as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became or becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b)), the term Prospectus shall refer to such revised prospectus from and after the time it was provided to the Underwriters for such use.  Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) (“Rule 462(b) Registration Statement”) shall be deemed to be part of the “Registration Statement” as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the “Prospectus” as defined herein, as appropriate.  The Securities Exchange Act of 1934, as amended, and the Rules and regulations of the Commission thereunder are hereinafter collectively referred to as the “Exchange Act.”  Any document filed by the Company under the Exchange Act prior to the date hereof or during the offering period, when such document was or is filed with the Commission, conformed or will conform in all material respects to the requirements of the Exchange Act, and none of such documents contained or will contain, as of the date such document was or is filed with the Commission, any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)                                 The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and when the Registration Statement became or becomes effective, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date hereinafter defined, as the case may be, the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, and the Prospectus and any amendments or supplements thereto, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

As of the Applicable Time hereinafter defined, neither (x) the Issuer General Use Free Writing Prospectus(es) hereinafter defined issued at or prior to the Applicable Time and the Statutory Prospectus hereinafter defined as of the Applicable Time  nor (y) any individual Issuer Limited Use Free Writing Prospectus hereinafter defined, all being considered together (collectively, the “Disclosure Package”), included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading.

As used in this Section 2(b) and elsewhere in this Agreement:

“Applicable Time” means [    ]:00 [A/P].M., New York Time, on [THE DATE OF THIS AGREEMENT] or such other time as agreed by the Company and the Representative.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show hereinafter defined), as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time.

The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Shares.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representative as described in Section 5(d), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

Notwithstanding the foregoing, the representations and warranties of the Company set forth in this Section 2(b) shall not apply to information contained in or omitted from any preliminary prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing

Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use in the preparation thereof.

At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto and at the date of this Agreement, the Company was not and is not an “ineligible issuer” as defined in Rule 405.

(c)                                  The Company and its subsidiaries have been duly incorporated or formed and are validly existing as corporations or limited liability companies in good standing under the laws of their respective places of incorporation or formation, as the case may be, with requisite power and authority to own their properties and conduct their business as described in the Prospectus; the Company and each of its subsidiaries are duly qualified to do business as foreign corporations or limited liability companies under the corporation law of, and are in good standing as such in, each jurisdiction in which they own or lease substantial properties, have an office, or in which substantial business is conducted and such qualification is required except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect upon the Company and its subsidiaries taken as a whole; and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.  The States of Arizona, California, Colorado, Florida, Illinois, Massachusetts, New Jersey, New York, North Carolina, Pennsylvania, Texas, Utah and Washington are the only jurisdictions in which the Company or any of its subsidiaries maintains an office or leases property.

(d)                                 Except as disclosed in the Registration Statement, the Company owns directly or indirectly 100 percent of the issued and outstanding capital stock of each of its subsidiaries, free and clear of any claims, liens, encumbrances or security interests and all of such capital stock has been duly authorized and validly issued and is fully paid and nonassessable.

(e)                                  The issued and outstanding shares of capital stock of the Company as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description thereof contained in the Prospectus.

(f)                                    The Shares have been duly authorized and when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus.

(g)                                 The making and performance by the Company of this Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) the Company’s charter or bylaws, (ii) any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Company or any subsidiary is a party or by which the Company, any subsidiary or the property of any of them may be bound or affected, or (iii) any statute, rule, regulation or order applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any subsidiary or any of their respective properties, or any order of any court, regulatory body, administrative agency or other governmental body entered in any proceeding to which the Company or any subsidiary was or is now a party or by which it is bound.  No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the Pricing Agreement or the consummation of the transactions contemplated herein or therein, except for compliance with the 1933 Act, blue sky laws applicable to the public offering of the Shares by the several Underwriters, the applicable laws of any foreign jurisdiction (other than those jurisdictions that the

Underwriters have identified to the Company as jurisdictions in which an offering may be made), and clearance of such offering with the Financial Industry Regulatory Authority (“FINRA”).  This Agreement has been duly executed and delivered by the Company.

(h)                                 The accountants who have expressed their opinions with respect to certain of the financial statements and schedules included in the Registration Statement are an independent registered public accounting firm as required by the 1933 Act and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(i)                                     The consolidated financial statements of the Company included in the Registration Statement, the Disclosure Package and the Prospectus present fairly the consolidated financial position of the Company as of the respective dates of such financial statements, and the consolidated statements of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein.

The financial information set forth in the Prospectus under “Summary Historical and Pro Forma Combined Financial Information and Other Data” and “Selected Historical Consolidated Financial and Other Data” presents fairly on the basis stated in the Prospectus, the information set forth therein.

The pro forma financial statements and other pro forma information included in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with generally accepted accounting principles and the Commission’s Rules and guidelines with respect to pro forma financial statements and other pro forma information, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

All disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Commission’s Rules and regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

(j)                                     Neither the Company nor any subsidiary is in violation of its charter or in default under any consent decree, or in default with respect to any material provision of any lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party; and there does not exist any state of facts that constitutes an event of default as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default, in each case, except for defaults that neither singly nor in the aggregate are material to the Company and its subsidiaries taken as a whole.

(k)                                  There are no material legal or governmental proceedings pending, or to the Company’s knowledge, threatened, to which the Company or any subsidiary is or may be a party or of which material property owned or leased by the Company or any subsidiary is or may be the subject, or related to environmental or discrimination matters that are not disclosed in the Prospectus, or that question the validity of this Agreement or the Pricing Agreement or any action taken or to be taken pursuant hereto or thereto.

(l)                                     There are no holders of securities of the Company having rights to registration thereof or preemptive rights to purchase Common Stock except as disclosed in the Prospectus.  All holders of registration rights have waived such rights with respect to the offering being made by the Prospectus.

(m)                               The Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or that are not material to the Company and its subsidiaries taken as a whole.  The Company and each of its subsidiaries hold their respective leased properties that are material to the Company and its subsidiaries taken as a whole under valid and binding leases.

(n)                                 The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(o)                                 Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, and except as contemplated by the Prospectus, the Company and its subsidiaries, taken as a whole, have not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in their condition (financial or otherwise) or results of operations nor any material change in their capital stock, short-term debt or long-term debt.

(p)                                 There is no material document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

(q)                                 Except as disclosed in the Prospectus, the Company together with its subsidiaries owns and possesses all right, title and interest in and to, or has duly licensed from third parties, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights (“Trade Rights”) material to the business of the Company and each of its subsidiaries taken as a whole.  Neither the Company nor any of its subsidiaries has received any notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights which has not been resolved or disposed of and neither the Company nor any of its subsidiaries has infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, which infringement, misappropriation or conflict would have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

(r)                                    The conduct of the business of the Company and each of its subsidiaries is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

(s)                                  The Company and its subsidiaries possess certificates, authorizations or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except for such certificates, authorizations and permits which the failure to possess would not have a material effect upon the Company and its subsidiaries taken as a whole and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if determined adversely to the Company or its subsidiaries, would, individually or in the aggregate, have a material adverse effect.

(t)                                    All offers and sales of the Company’s capital stock prior to the date hereof were either (i) made pursuant to a registration statement filed by the Company with the Commission under the 1933 Act or (ii) at all relevant times exempt from the registration requirements of the 1933 Act and, in each case, all such offers and sales during the twelve months prior to the date hereof were duly registered with or the subject of an available exemption from the registration requirements of the applicable state and local securities or blue sky laws.

(u)                                 The Company has filed all necessary federal, state and local income and franchise tax returns and has paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its properties or assets that would or could be expected to have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

(v)                                 A registration statement pursuant to Section 12(b) of the Exchange Act to register the Common Stock thereunder has been declared effective by the Commission pursuant to the Exchange Act, and the Common Stock is duly registered thereunder.  The Common Stock is listed on the Nasdaq Capital Market.

(w)                               The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer.  The Company has utilized such controls and procedures in preparing and evaluating the disclosures included in the Registration Statement, the Disclosure Package and the Prospectus.

(x)                                   The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) amounts reflected on the Company’s consolidated balance sheet for assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y)                                 The Company is not, and does not intend to conduct its business in a manner in which it would become, an “investment company” as defined in Section 3(a) of the Investment Company Act of 1940, as amended (“Investment Company Act”) nor is the Company “controlled by” an “investment company” within the meaning of the Investment Company Act.

(z)                                   No transaction has occurred between or among the Company and any of its officers or directors, stockholders or any affiliate or affiliates of any such officer or director or stockholder that is required to be described in and is not described in the Registration Statement and the Prospectus.

(aa)                            The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 4350(d)(2) of the Marketplace Rules of the Nasdaq Stock Market (the “NASD Rules”), and the board of directors or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the NASD Rules.

(bb)                          The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus.  All policies of insurance and fidelity or surety bonds insuring the Company, its subsidiaries and their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost.

(cc)                            The Company is in compliance with all provisions of the Sarbanes-Oxley Act and all Rules and regulations promulgated thereunder.

(dd)                          None of the Company and its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened.  The Company is not aware of any threatened or pending litigation between the Company and any of its executive officers and has not received notice from any of its executive officers that such officer does not intend to remain in the employment of the Company.

SECTION 3.                              Representations and Warranties of the Underwriters.  The Representative, on behalf of the several Underwriters, represents and warrants to the Company that the information set forth (a) on the cover page of the Prospectus with respect to price, underwriting discount and terms of the offering and (b) in paragraphs 3, 11 and 12 under “Underwriting” in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and is correct and complete in all material respects.

SECTION 4.                              Purchase, Sale and Delivery of Shares.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters named in Schedule A hereto, and the Underwriters agree, severally and not jointly, to purchase the Firm Shares from the Company at the price per share set forth in the Pricing Agreement.  The obligation of each Underwriter to the Company shall be to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A hereto.  The public offering price and the purchase price shall be set forth in the Pricing Agreement.

At 9:00 A.M., New York Time, on the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act or unless postponed in accordance with the provisions of Section 12) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act) after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company, the Company will deliver to you at the offices of counsel for the Underwriters or through the facilities of The Depository Trust Company for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by it, against payment of the purchase price therefor by delivery of federal or other immediately available funds, by wire transfer or otherwise, to the Company.  Such time of delivery and payment is herein referred to as the “First Closing Date.”  The certificates for the Firm Shares so to be delivered will be in such denominations and registered in such names as you request by notice to the Company prior to 10:00 A.M., New York Time, on the second business day preceding the First Closing Date, and will be made available at the Company’s expense for checking and packaging by the Representative at 10:00 A.M., New York Time, on the business day preceding the First Closing Date.  Payment for the Firm Shares so to be delivered shall be made at the time and in the manner described above at the offices of counsel for the Underwriters.

In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 750,000 Option Shares, at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any overallotments made by the Underwriters in the sale and distribution of the Firm Shares.  The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the date of the public offering upon notice by you to the Company setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered.  Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the “Second Closing Date,” shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three nor later than 10 full business days after delivery of such notice of exercise.  The number of Option Shares to be purchased by each Underwriter shall be determined by multiplying the number of Option Shares to be sold by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make).  Certificates for the Option Shares will be made available at the Company’s expense for checking and packaging at 10:00 A.M., New York Time, on the first full business day preceding the Second Closing Date.  The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph.

You have advised the Company that each Underwriter has authorized you to accept delivery of its Shares and to make payment and deliver a receipt therefor.  You, individually and not as the Representative of the Underwriters, may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

SECTION 5.                              Covenants of the Company.  The Company covenants and agrees that:

(a)                                  The Company will advise you promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares, and will also advise you promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any preliminary prospectus or of the Prospectus, or for additional information.

(b)                                 The Company will give you notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement became or becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b)) and will furnish you with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you or counsel for the Underwriters shall reasonably object.

(c)                                  If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act, the Company promptly will advise you thereof and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; and, in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

(d)                                 If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)                                  Neither the Company nor any of its subsidiaries will, prior to the earlier of the Second Closing Date or termination or expiration of the related option, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus.

(f)                                    Neither the Company nor any of its subsidiaries will acquire any capital stock of the Company prior to the earlier of the Second Closing Date or termination or expiration of the related option nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to stockholders of record on a date prior to the earlier of the Second Closing Date or termination or expiration of the related option, except in either case as contemplated by the Prospectus.

(g)                                 As soon as practicable, but not later than the Availability Date hereinafter defined, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement that will satisfy the provisions of the last paragraph of Section 11(a) of the 1933 Act and Rule 158.  For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(h)                                 During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an Underwriter or dealer, the Company will furnish to you at its expense, subject to the provisions of Subsection (d) hereof, copies of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus hereinafter defined, each preliminary prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act.

(i)                                     The Company will cooperate with the Underwriters in qualifying or registering the Shares for sale under the blue sky laws of such jurisdictions as you designate, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares.  The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

(j)                                     The Company will use the proceeds received by it from the sale of the Shares being sold by it in the manner specified in the Prospectus.

(k)                                  If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b), copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.  If required, the Company will prepare and file, or transmit for filing, a Rule 462(b) Registration Statement not later than the date of the execution of the Pricing Agreement.  If a Rule 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111.

(l)                                     The Company will comply with all registration, filing and reporting requirements of the Exchange Act and the Nasdaq Capital Market and will furnish you copies of any such reports as soon as practicable after the filing thereof; and the Company and its subsidiaries will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act.

(m)                               The Company and its subsidiaries will maintain such controls and other procedures, including without limitation those required by the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s Rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

(n)                                 The Company and its subsidiaries will maintain a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) amounts reflected on the Company’s consolidated balance sheet for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(o)                                 The Company agrees not to, directly or indirectly, (i) offer, sell (including “short” selling), assign, transfer, encumber, pledge, contract to sell, grant an option to purchase, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of Common Stock or securities convertible or exchangeable into, or exercisable for, Common Stock held of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act); or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (except, in each case, Common Stock sold pursuant to this Agreement or issued pursuant to currently outstanding options, warrants or convertible securities, and except for options and restricted stock to be granted or issued under existing stock incentive plans) without the prior written consent of the Representative for a period of 180 days after this Agreement becomes effective; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in either case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.

SECTION 6.                              Covenants of the Company and the Underwriters.  The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter, severally and not jointly, represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Representative or by the Company and the Representative, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record-keeping.

SECTION 7.                              Payment of Expenses.  Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company agrees to pay (i) all costs, fees and expenses (including legal fees and disbursements of counsel for the Underwriters up to an aggregate of $75,000 under this clause (i) and other expenses incurred by the Underwriters up to an aggregate of $25,000) incurred in connection with the performance of the Company’s obligations hereunder, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company’s independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution (including electronic delivery) of the Registration Statement, each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Pricing Agreement and a blue sky memorandum, (ii) all costs, fees and expenses (including legal fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with qualifying or registering all or any part of the Shares for offer and sale under blue sky laws, including the preparation of a blue sky memorandum relating to the Shares and clearance of such offering with FINRA; (iii) all fees and expenses of the Company’s transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the several Underwriters; and (iv) all costs, fees and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation contained in the second paragraph of Section 2(b).  This Section 7 shall supersede with respect to the expense reimbursement provisions thereof the letter agreement dated July 30, 2009 between the Company and the Representative.

SECTION 8.                              Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Option Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

(a)                                  The Registration Statement shall have become effective either prior to the execution of this Agreement or not later than 1:00  P.M., New York Time, on the first full business day after the date of this Agreement, or such later time as shall have been consented to by you but in no event later than 1:00  P.M., New York Time, on the third full business day following the date hereof; and prior to the First Closing Date or the Second Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission.  If the Company has elected to rely upon Rule 430A, the information concerning the public offering price of the Shares and price-related information shall have been transmitted to the Commission for filing pursuant to Rule 424(b) in the manner and within the prescribed time period (without reliance on Rule 424(b)(8)) and the Company will provide evidence satisfactory to the Representative of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430A and 424(b)).  If a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the First Closing Date, the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b).

(b)                                 The Shares shall have been qualified for sale under the blue sky laws of such states as shall have been specified by the Representative.

(c)                                  The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement and the Pricing Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement, the Disclosure Package and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment.

(d)                                 You shall not have advised the Company that the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e)                                  Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries, whether or not arising in the ordinary course of business, which, in the judgment of the Representative, makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

(f)                                    There shall have been furnished to you, as Representative of the Underwriters, on the First Closing Date or the Second Closing Date, as the case may be, except as otherwise expressly provided below:

(i)                                     An opinion of Rutter Hobbs & Davidoff Incorporated, counsel for the Company and of other counsel satisfactory to the Underwriters who may be in-house counsel for the

Company, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

(1)                                  the Company is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

(2)                                  the Company has been duly qualified as a foreign corporation to transact business, and is in good standing, under the laws of each jurisdiction in which it owns or leases real property or conducts business so as to require such qualification, except where the failure to be so qualified would not have a material adverse effect upon the Company and its subsidiaries taken as a whole;

(3)                                  each subsidiary identified in such opinion (the “Designated Subsidiaries”) is duly organized and validly existing in good standing under the laws of its jurisdiction of organization, and each Designated Subsidiary has been duly qualified to transact business under the laws of each jurisdiction in which it owns or leases real property or  conducts business so as to require such qualification, except where the failure to be so qualified would not have a material adverse effect upon such Designated Subsidiary or the Company;

(4)                                  all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized, validly issued and is fully paid and nonassessable, and, except as disclosed in the Registration Statement, the Company owns directly or indirectly 100 percent of the outstanding capital stock of each Designated Subsidiary, and to the best knowledge of such counsel, such stock is owned free and clear of any claims, liens, encumbrances or security interests;

(5)                                  the authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof in the Registration Statement and the Prospectus under the caption “Description of Capital Stock” and the amount of issued and outstanding Shares of Common Stock is as set forth in the Registration Statement and the Prospectus under the caption “Description of Capital Stock” (except for subsequent issuances, if any, pursuant to stock options or other rights referred to therein);

(6)                                  the Shares to be delivered hereunder, when duly countersigned by the Company’s transfer agent and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement and the Pricing Agreement, will be duly authorized and validly issued, fully paid and nonassessable;

(7)                                  the Registration Statement became effective under the 1933 Act as of the date specified in such opinion; the Prospectus was filed with the Commission, pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein (without reference to Rule 424(b)(8)); [If applicable: any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d)]; to the knowledge of such counsel based solely upon a statement by the staff of the Commission, (A) no stop order suspending the effectiveness of the Registration Statement has been issued, and (B) no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

(8)                                  the Registration Statement, as of its effective date (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b)), the Prospectus and each amendment or supplement thereto (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act;

(9)                                  to such counsel’s knowledge, there are no contracts or documents to which the Company is a party or by which it is bound of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed, as required;

(10)                            the statements under the captions “Management — Employment Contracts, Termination of Employment and Change-in-Control Arrangements,” “Certain Relationships and Related Person Transactions,” “Description of Capital Stock” and “Shares Eligible for Future Sale” in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information required to be disclosed with respect to such documents and matters;

(11)                            this Agreement and the Pricing Agreement and the performance of the Company’s obligations hereunder have been duly authorized by all necessary corporate action and this Agreement and the Pricing Agreement have been duly executed and delivered by and on behalf of the Company, and are legal, valid and binding agreements of the Company, except as enforceability of the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies (regardless of whether enforcement is considered in a proceeding in equity or in law) and except as to those provisions relating to indemnities for liabilities arising under the 1933 Act or any other laws, rules or regulations as to which no opinion need be expressed;

(12)                            no approval, authorization or consent of any public board, agency, or instrumentality of the United States or of any state or other jurisdiction is legally required for the valid issuance and sale of the Shares to be sold by the Company to the Underwriters as contemplated by this Agreement (other than under the 1933 Act, applicable blue sky laws and the NASD Rules) or the consummation by the Company of any other transactions contemplated hereby;

(13)                            the execution and performance of this Agreement will not contravene any of the provisions of, or result, to our knowledge, in a default under, any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument of the Company or any of its subsidiaries or by which the property of any of them is bound and which contravention or default would have a material adverse effect on the Company and its subsidiaries taken as a whole; or violate any of the provisions of the Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries or, to our knowledge, violate any Applicable Laws or any order of any regulatory or governmental body having jurisdiction over the Company or any of its subsidiaries.  As used  herein, the term “Applicable Laws” means those state laws of the State of California and federal laws of the United States that, in such counsel’s experience and without independent investigation, are normally applicable to transactions of the type contemplated by this

Agreement (provided that the term “Applicable Laws” shall not include federal or state securities or blue sky laws relating to disclosure or any rules or regulations thereunder, including, without limitation, the 1933 Act, the 1934 Act and the respective regulations thereunder, or any antifraud or similar laws);

(14)                            to such counsel’s knowledge, all offers and sales of the Company’s capital stock since January 1, 2006 were at all relevant times exempt from the registration requirements of the 1933 Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws; and

(15)                            the Company is not an “investment company” or a person “controlled by” an “investment company” within the meaning of the Investment Company Act.

In addition, such counsel shall state that nothing has come to the attention of such counsel which causes such counsel to believe that the Registration Statement or any amendment thereto as of the effective date, or the Registration Statement (including the information in the Prospectus that was omitted from the Registration Statement at the time it first became effective but that is deemed pursuant to Rule 430A(b) of the Rules and Regulations, to be part of and included in the Registration Statement), as amended or supplemented, as of their respective effective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus as amended or supplemented, if applicable, as of the First Closing Date or the Second Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that the Disclosure Package (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made]; provided, however, such counsel need not express any belief with respect to the financial statements, or other financial, statistical or accounting data or information included therein or omitted therefrom.

In rendering such opinion, such counsel may state that they are relying upon the certificate of  Wells Fargo Shareholder Services, the transfer agent for the Common Stock, as to the number of shares of Common Stock at any time or times outstanding, and that insofar as their opinion relates to the accuracy and completeness of the Registration Statement, the Disclosure Package and the Prospectus, it is based upon a general review with the Company’s representatives and independent accountants of the information contained therein, without independent verification by such counsel of the accuracy or completeness of such information.  Such counsel may also rely upon the opinions of other competent counsel and, as to factual matters, on certificates of officers of the Company and of state officials, in which case their opinion is to state that they are so doing and copies of said opinions or certificates are to be attached to the opinion unless said opinions or certificates (or, in the case of certificates, the information therein) have been furnished to the Representative in other form.

(ii)                                  Such opinion or opinions of Sidley Austin LLP, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the existence of the Company, the validity of the Shares, the Registration Statement, the Disclosure Package and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

(iii)                               A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

(1)                                  the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(2)                                  the Commission has not issued an order preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act; and

(3)                                  subsequent to the date of the most recent financial statements included in the Registration Statement and Prospectuses, and except as set forth or contemplated in the Prospectuses, (A) none of the Company and its consolidated subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, and (B) there has not been any change that has had or would have a material adverse effect upon the Company and its subsidiaries taken as a whole or any material change in their short-term debt or long-term debt.

The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses to be set forth in said certificate.

(iv)                              At the time the Pricing Agreement is executed and also on the First Closing Date or the Second Closing Date, as the case may be, there shall be delivered to you a letter addressed to you, as Representative of the Underwriters, from BDO Seidman, LLP, an independent registered public accountant firm, the first one to be dated the date of the Pricing Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing) to be dated the Second Closing Date, to the effect set forth in Schedule B.  There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Representative to proceed with the public offering or purchase of the Shares as contemplated hereby.

(v)                                 A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, verifying the truth and accuracy of such statistical or financial figures regarding the Company included in the Prospectus which you may reasonably request and which have not been otherwise verified by the letters referred to in clause (iv) above, such verification to include the provision of documentary evidence supporting any such statistical or financial figure.

(vi)                              Such further certificates and documents as you may reasonably request.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Sidley Austin LLP, counsel for the Underwriters, which approval shall not be unreasonably withheld.  The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

If any condition to the Underwriters’ obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company without liability on the part of any Underwriter or the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.

SECTION 9.                              Reimbursement of Underwriters’ Expenses.  If the sale to the Underwriters of the Firm Shares on the First Closing Date is not consummated because any condition of the Underwriters’ obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Shares.  Any such termination shall be without liability of any party to any other party except that the provisions of this Section 9, Section 7 and Section 11 shall at all times be effective and shall apply.

SECTION 10.                       Effectiveness of Registration Statement.  You and the Company will use your and its best efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

SECTION 11.                       Indemnification.  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, any Issuer Free Writing

Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein.  In addition to its other obligations under this Section 11(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(a), it will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)                                 Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer or controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with Section 3 of this Agreement or any other written information furnished to the Company by such Underwriter through the Representative specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.  In addition to their other obligations under this Section 11(b), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(b), they will reimburse the Company on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters’ obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction.  This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c)                                  Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 11, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify.  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, after consultation with its counsel and counsel for the indemnifying party, that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representative in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

(d)                                 If the indemnification provided for in this Section 11 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The respective relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion, in the case of the Company, as the total price paid to the Company for the Shares by the Underwriters (net of underwriting discount but before deducting expenses) bears to, and in the case of the Underwriters, as the underwriting discount received by them bears to, the total of such amounts paid to the Company and received by the Underwriters as underwriting discount, in each case as contemplated by the Prospectus.  The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 11(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 11(d) are several in proportion to their respective underwriting commitments and not joint.

(e)                                  The provisions of this Section 11 shall survive any termination of this Agreement.

SECTION 12.                       Default of Underwriters.  It shall be a condition to the agreement and obligation of the Company to sell and deliver the Shares hereunder, and of each Underwriter to purchase the Shares hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representative of all such Shares in accordance with the terms hereof.  If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the First Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10 percent of the total number of Shares which the Underwriters are obligated to purchase on the First Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such date.  If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the Representative and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company hereof and except to the extent provided in Section 11 hereof.

In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representative or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected.  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

SECTION 13.                       Effective Date.  This Agreement shall become effective immediately as to Sections 7, 9, 11 and 14 and as to all other provisions at 10:00 A.M., New York Time, on the day following the date upon which the Pricing Agreement is executed and delivered, unless such a day is a Saturday, Sunday or holiday (and in that event this Agreement shall become effective at such hour on the business day next succeeding such Saturday, Sunday or holiday); but this Agreement shall nevertheless become effective at such earlier time after the Pricing Agreement is executed and delivered as you may determine on and by notice to the Company or by release of any Shares for sale to the public.  For the purposes of this Section, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of written communications (i) advising Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first.

SECTION 14.                       Termination.  Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

(a)                                  This Agreement may be terminated by the Company by notice to you or by you by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to any Underwriter (except for the expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof) or of any Underwriter to the Company.

(b)                                 This Agreement may also be terminated by you prior to the First Closing Date, and the option referred to in Section 4, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) trading in securities on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or minimum prices shall have been established on such exchange or market, or (ii) a banking moratorium shall have been declared by Illinois, New York, or United States authorities, or (iii) there shall have been any change in financial markets or in political, economic or financial conditions which, in the opinion of the Representative, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially and adversely affects the market for the Shares, or (iv) there shall have been an outbreak of major armed hostilities between the United States and any foreign power or terrorist organization which in the opinion of the Representative makes it impractical or inadvisable to offer or sell the Shares.  Any termination pursuant to this paragraph (b) shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof).

SECTION 15.                       Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, principals, members, officers or directors or any controlling person, and will survive delivery of and payment for the Shares sold hereunder.

SECTION 16.                       Notices.  All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you c/o Wedbush Securities Inc., One Bush Street, Suite 1700, San Francisco, CA 94104, with a copy to Robert L. Verigan, c/o Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois 60603; if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at its corporate headquarters with copies to Joel Weinstein, c/o Rutter Hobbs & Davidoff Incorporated, 1901 Avenue of the Stars, Suite 1700, Los Angeles, CA 90067-6018.

SECTION 17.                       No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Shares contemplated by this Agreement and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares contemplated by this Agreement or the process leading thereto

(irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Shares contemplated by this Agreement except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Shares contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 18.                       Successors.  This Agreement and the Pricing Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

SECTION 19.                       Representation of Underwriters.  You will act as Representative for the several Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you will be binding upon all the Underwriters.

SECTION 20.                       Partial Unenforceability.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

SECTION 21.                       Applicable Law.  This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters including you, all in accordance with its terms.

Very truly yours,

LIME ENERGY CO.

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

WEDBUSH SECURITIES INC.

Acting as Representative of the several Underwriters named in Schedule A.

By:	Wedbush Securities Inc.

By:
Managing Director

SCHEDULE A

Underwriter	Number of Firm Shares to be Purchased

Wedbush Securities Inc.

Cannacord Adams Inc.

TOTAL	5,000,000

A-1

SCHEDULE B

Comfort Letter of BDO Seidman, LLP

B-1

SCHEDULE C

Issuer General Use Free Writing Prospectuses

[None]

C-1

EXHIBIT A

LIME ENERGY CO.

5,000,000 Shares of Common Stock(2)

PRICING AGREEMENT

, 2009

Wedbush Securities Inc.

As Representative of the Several

Underwriters Named in Schedule A

c/o Wedbush Securities Inc.

One Bush Street, Suite 1700

San Francisco, CA 94104

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated                       , 2009 (the “Underwriting Agreement”) relating to the sale by the Company and the purchase by the several Underwriters for whom Wedbush Securities Inc. is acting as representative (the “Representative”), of the above Shares.  All terms herein shall have the definitions contained in the Underwriting Agreement except as otherwise defined herein.

Pursuant to Section 4 of the Underwriting Agreement, the Company agrees with the Representative as follows:

1.                                       The public offering price per share for the Shares shall be $                    .

2.                                       The purchase price per share for the Shares to be paid by the several Underwriters shall be $                          , being an amount equal to the public offering price set forth above less $                         per share.

[Schedule A to the Underwriting Agreement is amended as follows:]

(2) Plus an option to acquire up to 750,000 additional shares to cover overallotments

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters, including you, all in accordance with its terms.

Very truly yours,
LIME ENERGY CO.

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

WEDBUSH SECURITIES INC.

Acting as Representative of the several Underwriters named in Schedule A.

By:	Wedbush Securities Inc.

By:
Managing Director